CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-113945 of Potash Corporation of Saskatchewan, Inc. on Form S-8 of our report dated April 29, 2004 appearing in this Annual Report on Form 11-K/A of the PCS U.S. Employees' Savings Plan for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Chicago, Illinois
June 17, 2004